Exhibit 3.14

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	*090403*

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.  The name of the entity for which correction is being made:

Ominto, Inc.

2.  Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made:	6/15/2015

4. Description of the inaccuracy or defect:
The amendment inadvertently omitted a reference to the Board of Directors' authority to designate series of preferred stock.

5.  Correction of the inaccuracy or defect:

Article 2 of the Certificate of Amendment should read as follows:

Section 3 (three) of the Articles of Incorporation should be amended to read as follows:

Number of Common Shares: 700,000,000 having a par value of $0.001 per share

Number of Preferred Shares: 25,000,000 having a par value of $0.01 per share

The Board of Directors shall have the authority to establish one or more series of Preferred Shares by duly adopted resolution which shall provide for a distinguishing designation for the series of Preferred Shares and the voting powers, (see attached)

6. Signature:

X
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 1-5-15